UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 28, 2012

ALEXANDER & BALDWIN, INC.

(Exact name of registrant as specified in its charter)

Hawaii	001-35492	45-4849780
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street

Honolulu, Hawaii 96813

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (808) 525-6611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Financing” in Item 8.01 is incorporated herein by reference.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2012, Alexander & Baldwin, Inc., formerly known as A & B II, Inc. (the “Company”, “we” or “us”), adopted (i) the Alexander & Baldwin, Inc. Executive Severance Plan, (ii) the Alexander & Baldwin, Inc. One-Year Performance Improvement Incentive Plan, (iii) the Alexander & Baldwin, Inc. Excess Benefits Plan and (iv) the Alexander & Baldwin, Inc. 2012 Incentive Compensation Plan which was also approved by our sole stockholder, Alexander & Baldwin Holdings, Inc., on June 27, 2012. In addition, on June 28, 2012, the Board of Directors of the Company (the “Board”) approved the annual compensation program for the non-employee members of the Board.  On June 29, 2012, the Company entered into letter agreements with certain executives.

Letter Agreement With Certain Executives

The Company entered into letter agreements (the “Letter Agreements”) with those individuals designated as the Company’s named executive officers on the Company’s Form 10, which was declared effective as of June 11, 2012, and with certain other officers. The Letter Agreements are intended to encourage the executives’ continued employment with the Company by providing them with greater security in the event of termination of their employment following a change in control of the Company. Each Letter Agreement will expire on December 31, 2013, subject to automatic one-year extensions unless terminated by the Company; provided that the agreement will continue for twenty-four months if a change in control occurs during the term of the agreement. Each Letter Agreement provides for certain severance benefits if, during the term of the agreement, the executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” following a “change in control event” of the Company, as defined by Internal Revenue Code Section 409A. Upon such a termination of employment, the executive will be entitled to receive (i) a lump-sum severance payment equal to two times the sum of the executive’s base salary and target bonus, (ii) certain awards and amounts under various incentive and deferred compensation plans, (iii) an amount in connection with the cancellation of the executive’s outstanding Company stock options equal to the spread between the fair market value of the Company’s stock subject to such options at the time of termination and the exercise price of such options and (iv) any legal fees incurred as a result of the termination. In addition, the Company will provide health and welfare benefits for the executive’s continued benefit for a period of two years after termination. The Company will also reimburse the executive for individual outplacement counseling services. Each Letter Agreement is “double trigger,” so no payments are made and long-term incentives do not accelerate unless both a change in control and a qualifying termination of employment occur. There are no tax gross-ups under these agreements; payments may be reduced to the extent necessary to avoid the excise tax imposed by Section 4999 of the Internal Revenue Code. If there is a potential change in control of the Company, the executive agrees to remain in the employ of the Company until the earliest of (i) a date six months after the occurrence of the potential change in control, (ii) the termination of the executive’s employment by reason of disability or retirement, or (iii) the occurrence of a change in control of the Company.

The foregoing description of the Letter Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Letter Agreement filed as Exhibit 10.1 hereto, and which is incorporated into this report by reference.

Executive Severance Plan

The Alexander & Baldwin, Inc. Executive Severance Plan (the “Executive Severance Plan”) is intended to retain key employees and to encourage such employees to use their best business judgment in managing the Company’s affairs. The Executive Severance Plan continues from year to year, subject to a periodic review by the Board. The Executive Severance Plan provides certain severance benefits if a designated executive is involuntarily terminated without “cause” or laid off from employment as part of a job elimination/restructuring or reduction in force. Upon such termination of employment, the executive will be entitled to receive an amount equal to six months’ base salary, payable in equal installments over a period of one year, and designated benefits. If the executive executes an acceptable release agreement, the executive will receive additional benefits, including an additional six months of base salary and designated benefits, reimbursement for outplacement counseling services and a prorated share of incentive plan awards at target levels that would have been payable to the executive had he or she remained employed until the end of the applicable performance period.

The foregoing description of the Executive Severance Plan does not purport to be complete and is qualified in its entirety by reference to the Executive Severance Plan filed as Exhibit 10.2 hereto, and which is incorporated into this report by reference.

Performance Improvement Incentive Plan

The Alexander & Baldwin, Inc. One-Year Performance Improvement Incentive Plan (the “PIIP”) is intended to motivate executives to exceed business plan goals and reward them for their successful results. The goals will be derived from the Company’s business plan and from the business plan of each operating unit of the Company. The goals will be based on the performance of the Company as a whole, the performance of each operating unit and the performance of each individual participant. For each goal, a bonus opportunity will be set at one or more levels based on corresponding levels of attainment of that goal. Each participant’s maximum award under the PIIP for a particular plan year will be equal to the sum of the maximum level of bonus opportunity set for each goal established for him or her for that plan year. At the end of each plan year, the Company’s Compensation Committee will determine the actual level of attainment of each of the goals established for the participant. The Compensation Committee will have the discretion to increase or decrease the award if the award does not accurately reflect the performance of the Company,  applicable operating unit or individual. Awards will be paid in cash, provided that the participant must be on the payroll at the time the award is paid.

The foregoing description of the PIIP does not purport to be complete and is qualified in its entirety by reference to the PIIP filed as Exhibit 10.3 hereto, and which is incorporated into this report by reference.

Excess Benefits Plan

The Alexander & Baldwin, Inc. Excess Benefits Plan (the “Excess Benefits Plan”) is a non-qualified benefit plan for executives. It is intended to complement the Company’s qualified retirement plans to provide benefits and contributions in an amount equal to what otherwise would have been provided using the qualified retirement plan’s formulas but for the limits imposed by tax law.

The foregoing description of the Excess Benefits Plan does not purport to be complete and is qualified in its entirety by reference to the Excess Benefits Plan filed as Exhibit 10.4 hereto, and which is incorporated into this report by reference.

2012 Incentive Compensation Plan

The Alexander & Baldwin, Inc. 2012 Incentive Compensation Plan (the “2012 Plan”) is intended to serve as a comprehensive incentive compensation plan that will provide us with the flexibility to design and structure cash and equity incentive awards for selected individuals in our employ or service. Four million three hundred thousand (4,300,000) shares of our common stock have been reserved for issuance under the 2012 Plan pursuant to the following four (4) incentive compensation programs for officers, employees, non-employee board members and consultants, whether in the employ or service of the Company or any parent or subsidiary:

(i)            the discretionary grant program under which eligible persons may be granted options to purchase shares of our common stock at an exercise price per share not less than the fair market value per share on the grant date or stock appreciation rights tied to the value of such common stock,

(ii)           the stock issuance program under which eligible persons may be issued shares of our common stock pursuant to restricted stock awards, restricted stock units, performance shares or other stock-based awards that vest upon the completion of a designated service period or the attainment of pre-established performance milestones, or may acquire such shares through direct purchase or as a bonus for services rendered to the Company,

(iii)          the incentive bonus program under which eligible persons may be provided with incentive bonus opportunities through performance unit awards and special cash incentive programs tied to the attainment of pre-established performance milestones or may be awarded dividend equivalent rights, either as stand-alone rights or in tandem with other awards, and

(iv)          the automatic grant program under which our non-employee Board members will automatically receive equity awards at designated intervals over their period of continued Board service.

The 2012 Plan also includes a special addendum that authorizes the Compensation Committee of our Board of Directors, in its role as plan administrator, to issue substitute awards under the 2012 Plan to replace outstanding awards under one or more of the Matson (as defined in Item 8.01 below) equity incentive plans that are held by individuals who are in the employ or service of the Company (or its subsidiaries) immediately prior to the distribution of all the outstanding shares of our common stock to the holders of Matson common stock pursuant to the Distribution described in Item 8.01 below.

The foregoing description of the 2012 Plan does not purport to be complete and is qualified in its entirety by reference to the 2012 Plan filed as Exhibit 10.5 hereto, and which is incorporated into this report by reference.

Board Compensation

The annual compensation program for non-employee directors includes a fixed annual cash retainer of $56,000 for Board service. A fee of $750 per meeting is payable for any telephonic or in-person meetings in excess of seven Board meetings. All Audit Committee members receive an additional annual cash retainer of $9,000, all Compensation Committee members receive an additional annual cash retainer of $7,500, and all Nominating and Corporate Governance Committee members receive an additional annual cash retainer of $6,000. A fee of $750 per meeting is payable for any telephonic or in-person Committee meetings in excess of a pre-established minimum (which varies by Committee). The Chair of the Audit Committee receives an additional annual retainer fee of $14,000 for serving in such role, the Chair of the Compensation Committee receives an additional annual retainer fee of $10,000 for serving in such role, and the Chair of the Nominating and Corporate Governance Committee receives an additional annual retainer fee of $7,500 for serving in such role. The non-executive Chairman of the Board, if any, receives an additional cash retainer fee of $25,000 for serving in such role.

Pursuant to the terms of the automatic grant program in effect for our non-employee Board members under the 2012 Plan, each of the following non-employee Board members will receive a restricted stock unit award for shares of our common stock at the close of business on July 2, 2012: Walter A. Dods, Jr., Robert S. Harrison, Michele K. Saito, and Eric K. Yeaman. The number of shares subject to each such award will be determined by dividing the dollar amount of $83,333 by the closing price of our common stock on the July 2 award date, and those shares will vest in three successive equal annual installments upon completion of each year of Board service over the three-year period measured from the award date.

The automatic grant program under the 2012 Plan also provides for annual grants of equity-based awards with a grant-date value of approximately $90,000 per non-employee Board member to be made at each annual meeting of our shareholders, beginning with the 2013 annual meeting, to our continuing non-employee Board members.

The Board has adopted a stock ownership guideline policy, which encourages each non-employee director to own Company common stock with a value of five times the amount of the current cash retainer of $56,000, within five years of becoming a director.

Item 8.01                                             Other Items.

Separation

On June 29, 2012, Matson, Inc., formerly known as Alexander & Baldwin Holdings, Inc. (“Matson”), completed the separation of its businesses into two publicly traded companies (the “Separation”). Following the Separation, the land business (real estate and agriculture) is now owned and operated by the Company and the transportation business (ocean transportation and logistics) continues to be owned and operated by Matson.

Matson effected the Separation through a pro rata distribution (the “Distribution”) of one share of common stock of the Company for each share of common stock of Matson held of record by shareholders as of June 18, 2012, the record date for the Distribution. As a result of the Distribution, shareholders of Matson received 100% of the outstanding common stock of the Company and the Company became an independent public company trading under the symbol “ALEX” on the New York Stock Exchange (the “NYSE”). Following the Separation, Matson began trading under the symbol “MATX” on the NYSE.

A registration statement on Form 10 relating to the Separation was filed by the Company with the Securities and Exchange Commission and was declared effective on June 11, 2012.

Financing

In connection with the Separation, the Company was required to execute, and consequently executed, documentation pursuant to which it became a guarantor of all obligations of its subsidiary Alexander & Baldwin, LLC, formerly known as Alexander & Baldwin, Inc. (“A&B LLC”), arising under each of (i) that certain revolving credit agreement, dated as of June 4, 2012 (the “Credit Agreement”), by and among A&B LLC, First Hawaiian Bank, Bank of America, N.A. and the other lenders party thereto, and (ii) that certain amended note purchase and private shelf agreement, dated as of June 4, 2012 (the “Note Purchase Agreement”), by and among A&B LLC, Prudential Investment Management, Inc. (“PIM) and certain affiliates of PIM party thereto.

The Credit Agreement and the Note Purchase Agreement are attached hereto as Exhibits 10.6 and 10.7, respectively, and are incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

10.1	Form of Letter Agreement

10.2	Alexander & Baldwin, Inc. Executive Severance Plan

10.3	Alexander & Baldwin, Inc. One-Year Performance Improvement Incentive Plan

10.4	Alexander & Baldwin, Inc. Excess Benefits Plan

10.5	Alexander & Baldwin, Inc. 2012 Incentive Compensation Plan (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed June 29, 2012 (File No. 333-182419))

10.6

Credit Agreement between Alexander & Baldwin, LLC (formerly known as Alexander & Baldwin, Inc.), First Hawaiian Bank, Bank of America, N.A. and the other lenders party thereto, dated as of June 4, 2012 (incorporated by reference to Exhibit 10.2 to Alexander & Baldwin Holdings, Inc.’s Form 8-K dated June 7, 2012 (File No. 333-179524))

10.7

Amended and Restated Note Purchase and Private Shelf Agreement among Alexander & Baldwin, LLC (formerly known as Alexander & Baldwin, Inc.), Prudential Investment Management, Inc. and the other purchasers party thereto, dated as of June 4, 2012 (incorporated by reference to Exhibit 10.1 to Alexander & Baldwin Holdings, Inc.’s Form 8-K dated June 7, 2012 (File No. 333-179524))

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDER & BALDWIN, INC.

Date: July 2, 2012	By:	/s/ Paul K. Ito
Paul K. Ito
Senior Vice President, Chief Financial Officer, Treasurer and Controller

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Letter Agreement

10.2	Alexander & Baldwin, Inc. Executive Severance Plan

10.3	Alexander & Baldwin, Inc. One-Year Performance Improvement Incentive Plan

10.4	Alexander & Baldwin, Inc. Excess Benefits Plan

10.5	Alexander & Baldwin, Inc. 2012 Incentive Compensation Plan (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed June 29, 2012 (File No. 333-182419))

10.6

Credit Agreement between Alexander & Baldwin, LLC (formerly known as Alexander & Baldwin, Inc.), First Hawaiian Bank, Bank of America, N.A. and the other lenders party thereto, dated as of June 4, 2012 (incorporated by reference to Exhibit 10.2 to Alexander & Baldwin Holdings, Inc.’s Form 8-K dated June 7, 2012 (File No. 333-179524))

10.7

Amended and Restated Note Purchase and Private Shelf Agreement among Alexander & Baldwin, LLC (formerly known as Alexander & Baldwin, Inc.), Prudential Investment Management, Inc. and the other purchasers party thereto, dated as of June 4, 2012 (incorporated by reference to Exhibit 10.1 to Alexander & Baldwin Holdings, Inc.’s Form 8-K dated June 7, 2012 (File No. 333-179524))